1. EXHIBIT 32.1
                CERTIFICATION PURSUANT TO 18 U.S.C.,
                  SS.1350 AS ADOPTED
                PURSUANT TO SECTION 906 OF THE
              SARBANES-OXLEY ACT OF 2002
                In connection with the quarterly
                report on Form 10-Q of Monza
                Ventures, Inc. (the "Company") for
                the quarter ended May 31, 2010, as
                filed with the Securities and
                Exchange Commission on the date
                hereof (the "Report"), the
                undersigned Chief Executive Officer,
                President, Treasurer, and the
                principal financial officer of the
                Company, hereby certify pursuant to
                18 U.S.C. ss.1350, as adopted
                pursuant to Section 906 of the
                Sarbanes-Oxley Act of 2002, that:
                1. The Report fully complies with
                the requirements of Section 13(a) or
                15(d) of the Securities Exchange Act
                of 1934; and
                2. The information contained in the
                Report fairly presents in all
                material respects the financial
                condition and results of operations
                of Monza Ventures, Inc.
                A signed original of this written
                statement required by Section 906,
                another document authenticating,
                acknowledging or otherwise adopting
                the signature that appears in typed
                form within the electronic version
                of this written statement required
                by Section 906, has been provided to
                the Company. and will be retained by
                the Company and furnished to the
                Securities and Exchange Commission
                or its staff upon request.
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            Jul 15, 2010
               /s/ "Chen Wang"


               Mr. Chen Wang, Chairman and CEO
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